                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant     |X|

Filed by a Party other than the Registrant      |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement
|X|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_|     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        PERICOM SEMICONDUCTOR CORPORATION
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:
                Common Stock, par value $.01 per share

        (2)     Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:
        (2)     Form, Schedule or Registration Statement No.:
        (3)     Filing Party:
        (4)     Date Filed:

                        PERICOM SEMICONDUCTOR CORPORATION
                             3545 NORTH FIRST STREET
                               SAN JOSE, CA 95134

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 14, 2005


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Pericom Semiconductor Corporation, a California corporation (the "Company") will be held on December 14, 2005 at 3:00 p.m., California time, at the Company's premises, 3545 North First Street, San Jose, California 95134, for the following purposes:

        1. To elect six (6) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

        2. To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending July 1, 2005.

        3. To transact such other business as may properly come before the meeting.

        The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

        The Board of Directors has fixed the close of business on October 20, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.


                                       FOR THE BOARD OF DIRECTORS


                                       John Chi-Hung Hui, Ph.D.
                                       Vice President, Technology and Secretary

San Jose, California
October 24, 2005

                             YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------
TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.
--------------------------------------------------------------------------------

                        PERICOM SEMICONDUCTOR CORPORATION
                             3545 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

GENERAL

        These proxy materials are provided in connection with the solicitation of proxies by Pericom Semiconductor Corporation (the "Company") on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 14, 2005 at 3:00 p.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's premises, 3545 North First Street, San Jose, California 95134.

        These Proxy materials and the Company's 2005 Annual Report are first being mailed to shareholders on or about October 28, 2005.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of John Chi-Hung Hui, Ph.D., Vice President, Technology and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE, SHARE OWNERSHIP AND QUORUM

        Shareholders of record at the close of business on October 20, 2005 are entitled to vote at the Annual Meeting. At the record date, 26,257,233 shares of the Company's Common Stock, no par value (the "Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTING AND SOLICITATION

        Holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a plurality of all the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to approve Proposal No. 1, election of Directors.

        An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. The approval of Proposal No. 2, the ratification and approval of the appointment of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented by proxy and entitled to vote at the meeting. Because abstentions are treated as shares present or represented by proxy and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes (votes from shares held of record by brokers as to which the beneficial owners have not given voting instructions) and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. Consequently, with respect to Proposal No. 1 and 2, broker non-votes have no effect.

        The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, a private proxy solicitation firm. No additional compensation will be paid to the Company's directors, officers or other regular employees for such services.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE AN ANNUAL MEETING. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefore in writing to the Secretary of the Company. To be timely for the Company's 2006 Annual Meeting of Shareholders, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between August 8, 2006 and September 7, 2006. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

        REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE COMPANY'S PROXY MATERIALS. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and intended to be presented at the Company's 2006 Annual Meeting of Shareholders must be received by the Company not later than June 24, 2006 in order to be considered for inclusion in the Company's proxy materials for that meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one (1) copy of the Proxy Statement and annual report may have been sent to multiple shareholders in a shareholder's household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company's investor relations department at (408) 435-0800, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 3545 North First Street, San Jose, California 95134, requesting such copies. If a shareholder is receiving multiple copies of the Proxy Statement and annual report at the shareholder's household and would like to receive a single copy of the proxy statement and annual report for a shareholder's household in the future, shareholders should contact their broker, other nominee record holder, or the Company's investor relations department to request mailing of a single copy of the proxy statement and annual report.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at seven. One director, Mr. Tay Thiam Song, will not be standing for re-election. Six directors will be elected at the Annual Meeting. Following the Annual Meeting there will be one vacancy as the Company has not yet identified a suitable Board member to fill the remaining position. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                                                DIRECTOR
NAME OF NOMINEE                            AGE     PRINCIPAL OCCUPATION                          SINCE
=======================================  =======  ===========================================  =========
Alex Chi-Ming Hui...................       48      Chief Executive Officer, President and         1990
                                                   Chairman of the Board of Directors

Chi-Hung (John) Hui, Ph.D...........       50      Vice President, Technology and Director        1990

Hau L. Lee, Ph.D....................       52      Director                                       1999

Millard (Mel) Phelps................       77      Director                                       1999

Murray A. Goldman, Ph.D.............       68      Director                                       2005

Gary L. Fischer.....................       54      Director                                       2005

        The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

        MR. ALEX CHI-MING HUI has been Chief Executive Officer, President and a member of the Board of Directors of the Company since its inception in June 1990, and was elected Chairman of the Board of Directors of the Company in July 1999. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic Corporation, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett-Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

        DR. CHI-HUNG (JOHN) HUI has been Vice President, Technology and a member of the Board of Directors of the Company since its inception in June 1990. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1984 to August 1987, Dr. Hui was a member of the technical staff of Hewlett-Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

        DR. HAU L. LEE has been a member of the Board of Directors since July 1999. From February 1997 through June 2002 Dr. Lee has been Kleiner Perkins, Mayfield, Sequoia Capital Professor in the Department of Industrial Engineering and Engineering Management and from July 2002 through the present has been the Thoma Professor of Operations, Information and Technology Management at the Graduate School of Business at Stanford University. He is the founding and current director of the Stanford Global Supply Chain Management Forum, and has consulted extensively for companies such as Hewlett Packard, Sun Microsystems, IBM, Xilinx Corporation, Motorola, and Andersen Consulting. In October 2004 Dr. Lee joined the board of Integrated Distribution Services Group, Limited, a private company, located in Hong Kong. Dr. Lee is a graduate of the University of Hong Kong and earned his M.S. in Operational Research from the London School of Economics and his M.S. and Ph.D. degrees in Operations Research from the Wharton School at the University of Pennsylvania.

        MR. MILLARD (MEL) PHELPS has been a member of the Board of Directors since July 1999. Mr. Phelps is a retired advisory director of Hambrecht and Quist (H&Q), a position he held from September 1994 to July 1997. Prior to joining H&Q in 1984 as a Principal in the firm and Senior Semiconductor Analyst, Mr. Phelps spent 23-years in the semiconductor industry in various management and corporate officer positions. Mr. Phelps is currently serving as a Director of Trident Microsystems and is also a director of a privately held company. Mr. Phelps holds a BSEE degree with honors from Case Reserve University, is a professional engineer (Ohio) and is a registered SEC professional.

        DR. MURRAY A. GOLDMAN, PH.D., has been a member of the Board of Directors since January 2005. Dr. Goldman was employed at Motorola, a provider of integrated communications solutions and embedded electronic solutions, from July 1969 to January 1997 where he held a variety of positions, most recently as Executive Vice President and Assistant General Manager of the Semiconductor Products Sector. Dr. Goldman has served as Chairman of the Board of Directors of Transmeta Corporation, a developer of x86-compatible software-based microprocessors and advanced power management technologies, since November 1998 and served as Chief Executive Officer from October 2001 to April 2002. Dr. Goldman served as a business advisor to Transmeta from March 1997 to November 1998. Dr. Goldman also serves on the board of directors of Three Five Systems, a designer and manufacturer of display modules. Dr. Goldman holds a B.S. in electrical engineering from the University of Pittsburgh and an M.S. and a Ph.D. in electrical engineering from New York University.

        MR. GARY L. FISCHER has been a member of the Board of Directors since May 2005. Mr. Fischer is employed by ISSI, a fabless public company focusing on high performance memory ICs, where he is President, Chief Operating Officer, and Chief Financial Officer. Mr. Fischer joined ISSI in 1993 as Vice President and Chief Financial Officer and was Executive Vice President from 1995 until 2001. Mr. Fischer is also a member of the Board of Directors of ISSI. Prior to joining ISSI, Mr. Fischer was Chief Financial Officer of Synergy Semiconductor Corporation, a manufacturer of high-performance SRAM and logic integrated circuits. Mr. Fischer also currently serves on the Board of Directors of ESS Technology. Mr. Fischer has also held positions as VP, Finance/Chief Financial Officer of Shahman, Chief Financial Officer of Magnesys and Chief Financial Officer of Solo Systems Inc. Mr. Fischer holds an MBA degree from the University of Santa Clara and a BA degree from the University of California, Santa Barbara.

REQUIRED VOTE: A PLURALITY OF THE VOTES DULY CAST AT THE ANNUAL MEETING IS
               REQUIRED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held four meetings during fiscal 2005. During the last fiscal year, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Company encourages, but does not require, its Board members to attend the annual shareholders meeting. The Board has determined that a majority of the Board members, Dr. Lee, Dr. Goldman, and Messrs. Phelps, Tay and Fischer, are "independent" as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of the NASDAQ Stock Market, Inc. ("NASDAQ").

        During 2005, Dr. Lee, Mr. Phelps Mr. Fischer and Mr. Tay served on the Audit Committee. The Audit Committee held seven meetings during 2005. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management's conduct of the Company's (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company's financial statements. See "Report of the Audit Committee of the Board of Directors." The Board adopted and approved a written charter for the Audit Committee in April 2000 and approved an amended and restated charter in July 2004. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Exchange Act and the Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. The Board has further determined that Mr. Fischer is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

        During 2005, Mr. Tay and Mr. Goldman served on the Compensation Committee. The Compensation Committee held two meetings during 2005. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's 2004 Stock Incentive Plan, 2001 Stock Incentive Plan and the Company's 2000 Employee Stock Purchase Plan.

        The Nominating Committee held one meeting in 2005. The Nominating Committee was formed in October 2001. The current members of the Nominating Committee are Mr. Phelps and Dr. Lee. All members of the Nominating Committee are "independent" as that term is defined the NASDAQ listing standards. The Nominating Committee monitors the size and composition of the Company's Board of Directors. Prior to the Company's Annual Meeting of Shareholders, the Nominating Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates who will be presented to the Company's shareholders for election to serve the Company until the next annual meeting. The Nominating Committee will consider and make recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. The Nominating Committee will review periodically whether a more formal policy should be adopted. Shareholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company at 3545 North First Street, San Jose, California 95134, providing the candidate's name, biographical data and qualifications, a document indicating the candidate's willingness to act if elected, and evidence of the nominating shareholder's ownership of the Company's Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating Committee. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. The Company currently does not pay any third party to identify or assist in identifying or evaluating potential nominees.

        The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company's website at WWW.PERICOM.COM.

        In reviewing potential candidates for the Board, the Nominating Committee considers the individual's experience in the semiconductor and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate's interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual's integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

        All members of the Nominating Committee are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market, Inc.

CORPORATE GOVERNANCE

        The Company has formal corporate governance standards in place. The Board has reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the NASDAQ Stock Market, Inc. corporate governance listing standards regarding corporate governance policies and procedures. The Board believes the Company is in compliance with such rules and listing standards.

ACCESS TO CORPORATE GOVERNANCE POLICIES

        The Company has adopted a Code of Business Conduct and Ethics that applies to, among others, the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is designed to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Code of Business Conduct and Ethics is available on the Company's website at WWW.PERICOM.COM. To the extent required by law, any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics will be promptly disclosed to the public. To the extent permitted by such legal requirements, the Company intends to make such public disclosure by posting the relevant material on its website in accordance with Securities and Exchange Commission rules.

        Copies of the Company's Audit Committee Charter, Nominating Committee Charter and Code of Business Conduct and Ethics will be provided to any stockholder upon written request directed to Investor Relations, Pericom Semiconductor Corporation, at 3545 North First Street, San Jose, California 95134.

COMMUNICATION BETWEEN SHAREHOLDERS AND DIRECTORS

        The Company's Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to Alex C. Hui, Chairman of the Board, c/o Pericom Semiconductor Corporation, 3545 North First Street, San Jose, California 95134.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Tay is a member of the board of directors and beneficial owner of shares issued by Pericom Technology, Inc., a British Virgin Islands corporation ("PTI") (a description of the relationship between the Company and PTI can be found in the section of this proxy statement entitled "Certain Transactions"). PTI does not have a compensation committee and the duties generally ascribed to such a committee are untaken by the board of directors. Both Mr. Alex Hui and Dr. Chi-Hung Hui are executive officers and directors of PTI.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

        Mr. Hui and Dr. Hui are brothers.

DIRECTOR COMPENSATION

        The Company's non-employee directors receive a $1,000 per month retainer and the Audit Committee Chair receives a total monthly retainer of $1,500 for his services. In addition, each non-employee director receives $1,000 per quarterly meeting, and $500 for each additional telephonic meeting. The Chairperson of the Audit Committee receives $2,000 per audit committee meeting and the members of the audit committee receive $1,500 per meeting. For all other committees the Chairperson receives $1,500 per meeting and all other members receive $1,000 per meeting. Commencing in fiscal 2004, all non-employee directors of the Company receive automatic stock option grants upon joining the Board of Directors in the amount of 12,000 shares and they receive 6,000 shares annually thereafter under the Company's 2001 Stock Incentive Plan or 2004 Stock Incentive Plan. The Chairman of the Audit Committee receives an additional 2,000 shares annually. All options are vested immediately upon grant. The exercise price of such stock options is equivalent to the fair market value of the underlying Common Stock on the date of grant.

                                 PROPOSAL NO. 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2006 fiscal year and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Deloitte & Touche LLP as the independent auditors for fiscal year 2006. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Deloitte & Touche LLP has audited the Company's financial statements since the year ended June 30, 1992.

AUDIT AND NON-AUDIT FEES

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the years ended July 2, 2005 and June 26, 2004 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

                                             Fiscal 2005       Fiscal 2004
                                          ----------------  ----------------
        Audit Fees (1)                        $796,000          $254,000
        Audit-Related Fees (2)                  19,060           401,000
        Tax Fees (3)                            10,760             9,000
        All Other Fees (4)                       1,500                --


            (1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.
             (2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."
             (3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.
             (4) All Other Fees consist of fees for products and services other than the services reported above. There were no All Other Fees incurred in fiscal 2004 or 2005.

        In making its recommendation to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending July 1, 2006, the Audit Committee has considered whether services other than audit and audit-related services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

        No audit-related, tax or other non-audit services were approved by our Audit Committee pursuant to the DE MINIMUS exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the 2004 or 2005 fiscal year.

REQUIRED VOTE: THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT
               AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE FOREGOING PROPOSAL.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
         OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                             FOR FISCAL YEAR 2006.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary, bonus and other compensation exceeded $100,000 during fiscal 2005 (collectively, the "Named Executive Officers").

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                         SHARES
                                                           ANNUAL COMPENSATION (1)     UNDERLYING
      NAME AND PRINCIPAL POSITION                YEAR      SALARY           BONUS       OPTIONS
      ---------------------------                ----      ------           -----       -------
Alex Chi-Ming Hui                                2005      249,600            ---         45,000
  Chief Executive Officer, President and         2004      249,600            600         35,000 (2)
  Chairman of the Board of Directors             2003      249,600            ---         50,000

Gerald V. Beemiller                              2005      130,353         35,622          9,000
  Vice President, Worldwide Sales                2004      202,969         29,149          7,000
                                                 2003      200,373         33,063         10,000

Chi-Hung (John) Hui                              2005      217,946            ---         30,000
  Vice President, Technology and Director        2004      217,946            600         21,000
                                                 2003      217,946            ---         30,000

Michael D. Craighead                             2005      171,569            ---         11,000
  Chief Financial Officer                        2004      160,385         18,600          9,000
                                                 2003      155,376          6,500         12,000

Shujong Cheng                                    2005      161,845            ---         14,000
  Vice President, Operations                     2004      160,403          8,600         12,000
                                                 2003      153,399          6,500         14,000

(1) None of the Named Executive Officers received any other compensation besides salary and bonus in 2003, 2004 or 2005.
(2) Does not include options to purchase an aggregate of 450,000 shares of Pericom Taiwan Limited, a wholly-owned subsidiary of the Company ("PTL"), granted to Mr. Hui in fiscal 2004 as consideration for Mr. Hui's services as PTL's President and Chairman of the Board.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information concerning stock option grants to each of the Named Executive Officers during fiscal 2005.

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                             NUMBER OF                                                          OF STOCK PRICE
                              SHARES      PERCENT OF TOTAL     EXERCISE                    APPRECIATION FOR OPTION
                            UNDERLYING    OPTIONS GRANTED       PRICE                             TERM (4)
                             OPTIONS      TO EMPLOYEES IN        PER       EXPIRATION    ---------------------------
         NAME                GRANTED      FISCAL 2005 (1)     SHARE (2)     DATE (3)         5%              10%
         ----                -------      ---------------     ---------     --------         --              ---
Alex Chi-Ming Hui            45,000            6.88%           $  8.03       4/18/15      $227,251         $575,899
Chi-Hung (John) Hui, Ph.D.   30,000            4.59               8.03       4/18/15       151,501          383,933
Gerald V. Beemiller           9,000            1.38               8.03       4/18/15        45,450          115,180
Michael D. Craighead         11,000            1.68               8.03       4/18/15        55,550          140,775
Shujong (John) Cheng         14,000            2.14               8.03       4/18/15        70,700          179,169

----------
(1) In fiscal 2005, the Company granted options to employees to purchase an aggregate of 653,820 shares.
(2) Each of these options was granted pursuant to the Company's 1995 Stock Option Plan, 2001 Stock Incentive Plan or 2004 Stock Incentive Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of the grant. All such options vest over a four-year period, subject to continued employment with the Company.
(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices. Options granted have a term of ten (10) years.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth certain information for the 2005 fiscal year and as of July 2, 2005 concerning exercisable and unexercisable stock options held by each of the Named Executive Officers.

                                                             NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                              NUMBER OF                    OPTIONS AT JULY 2, 2005              JULY 2, 2005 (1)
                           SHARES ACQUIRED     VALUE       -----------------------          -----------------------
         NAME                ON EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
         ----                -----------     --------    -----------    -------------     -----------    -------------
Alex Chi-Ming Hui                   ---          ---      1,046,459         66,041         $2,406,438          $4,313
Chi-Hung (John) Hui, Ph.D.       10,000      $95,200        565,500         42,500          1,405,325           2,875
Gerald V. Beemiller                 ---          ---        122,792         13,208                 38             863
Michael D. Craighead                ---          ---        122,418         16,042             33,493           1,054
Shujong (John) Cheng                ---          ---         80,166         19,834                 58           1,342

----------

(1) The value of "in-the-money" stock options represents the difference between the exercise price of such stock options and the fair market value of $8.13 per share of Common Stock as of July 1, 2005, the last trading day prior to the Company's fiscal year end on July 2, 2005, multiplied by the total number of shares subject to such options on July 2, 2005.

        The following table sets forth the value at July 2, 2005 of unexercised options to purchase shares of PTL, a wholly-owned subsidiary of the Company, held by the only Named Executive Officer who holds such options. No options to purchase PTL common stock were exercised by the following Named Executive Officer during the 2005 fiscal year.

                                        NUMBER OF SECURITIES
                                   UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-MONEY
                                           AT JULY 2, 2005            OPTIONS AT END OF JULY 2, 2005
                                   ------------------------------   ----------------------------------
                                    EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                                   -------------  ---------------   ---------------  -----------------
         Alex Chi-Ming Hui            225,000         225,000                ---               ---

(1) There was no public trading market for the common stock of PTL as of July 2, 2005. The value of unexercised in-the-money options listed in the table is a product of the exchange rate of TWD0.03161 to the US Dollar on July 2, 2005. The assumed fair value of the PTL's common stock on July 2, 2005 was TWD10.00 per share.

                          CHANGE-IN-CONTROL AGREEMENTS

        All of the executive officers of the Company (each an "Executive Officer") have entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of the agreements, if an Executive Officer's employment is terminated under certain circumstances during the twelve-month period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer's base salary then in effect for a period of twelve months, (ii) pay the Executive Officer a bonus based on a calculation tied to the last completed fiscal year's bonus, (iii) provide for continuation of medical and dental benefits for a period of twelve months, (iv) pay the Executive Officer's life insurance premiums for a period of twelve months, (v) accelerate, to a certain degree, vesting of stock options, performance shares or units and restricted shares or units, and (vi) extend the expiration date of the Executive Officer's vested stock options as of the date of termination to six months after the date of termination.

EQUITY COMPENSATION PLANS

        The following table summarizes share and exercise price information about the Company's equity compensation plans as of July 2, 2005.

                                                             NUMBER OF
                                                           SECURITIES TO       WEIGHTED         NUMBER OF
                                                           BE ISSUED UPON      AVERAGE          SECURITIES
                                                            EXERCISE OF     EXERCISE PRICE      REMAINING
                                                            OUTSTANDING     OF OUTSTANDING     AVAILABLE FOR
                                                              OPTIONS,         OPTIONS,           FUTURE
                                                            WARRANTS AND     WARRANTS AND        ISSUANCE
PLAN CATEGORY                                                  RIGHTS           RIGHTS          UNDER PLANS
--------------------------------------------------------  ----------------  ---------------  -----------------
EQUITY COMPENSATION PLANS APPROVED BY SHAREHOLDERS
   Option Plans                                                5,294,978            11.57          2,420,010
   Employee Stock Purchase Plan                                      ---              ---            950,083
EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS
   SaRonix Inducement Options                                    248,500            10.00                ---
                                                          ================  ===============  =================

Total                                                          5,543,478            11.50          3,370,093

Material Features of Equity Compensation Plans Not Approved by Shareholders

        In connection with Pericom's October 1, 2003 acquisition of substantially all of the assets of SaRonix, LLC, Pericom granted options to purchase an aggregate of 383,600 shares of Pericom common stock to certain former employees of SaRonix as an inducement for them to join Pericom. Under the agreements pertaining to such options, twenty percent of the options vest on October 1, 2004 and 1/48 of the remaining shares vest monthly for the following four years so that the options are fully vested in five years. The exercise price of the options is $10.00 per share and the options expire if unexercised on October 1, 2013. In the event of a change in control transaction, the options shall become fully vested and exercisable if they are not assumed or replaced as part of the transaction.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION, REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the "CEO"), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

        COMPENSATION PHILOSOPHY. The Company believes that the management team it has assembled is well suited to increase shareholder value and contribute to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

        BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

        BONUS. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals, including, but not limited to, operating profit, achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

        OPTIONS. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

        Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

        CEO COMPENSATION. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The Committee determined that it was appropriate to maintain Mr. Hui's annual salary at $249,600. During 2005, he received stock option grants under the 2001 Stock Option Plan covering 45,000 shares. These options vest over 48 months. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus plan is comparable to the salaries offered to CEO's of competitive companies. In recommending stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.


                                                   COMPENSATION COMMITTEE

                                                   Tay Thiam Song
                                                   Murray A. Goldman, Ph.D.

                                                   ------------------------

                                                   October 24, 2005

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors has provided the following report:

        The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's accounting, auditing, and financial reporting and disclosure processes, and systems of internal control established by management regarding finance, accounting, legal compliance, and ethics. Each of the three members of the Audit Committee is independent of the Company, as defined under the NASDAQ corporate governance standards. The Audit Committee operates under a written charter adopted by the Company's Board of Directors.

        Management is responsible for the preparation, integrity, and objectivity of the consolidated financial statements. Deloitte & Touche LLP, our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Audit Committee serves in an oversight role over the financial reporting process. As part of its charter obligations over the financial reporting process, the Audit Committee has:

        o Reviewed and discussed the audited consolidated financial statements with management;

        o Discussed with Deloitte & Touche LLP the results of their audit including the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees";

        o Received the written disclosures and the letter from Deloitte & Touche LLP regarding auditor independence required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees";

        o Discussed with Deloitte & Touche LLP the accounting firm's independence from the Company; and

        o Considered whether Deloitte & Touche LLP`s provision of non-audit services to the Company is compatible with maintaining the accounting firm's independence from the Company.

        On August 1, 2005, management of the Company advised the Company's Audit Committee that it had made a determination that its method of accounting for certain new product research and development costs was inconsistent with generally accepted accounting principles. Management and the Audit Committee also discussed this matter with the Company's independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee concurred with management's conclusion that the prior accounting for new product research and development costs was in error and the Company's financial statements for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005 were restated.

        The Company has filed the corrections to its financial statements in conjunction with the filing of its Annual Report of Form 10-K/A for the year ended July 2, 2005.

        Management is considering the effect of these restatements on its evaluation of disclosure controls and procedures and internal controls over financial reporting.

        Based on its review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K/A for the year ended July 2, 2005. The Audit

Committee and the Board of Directors have also recommended, subject to ratification by the shareholders, the reappointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2006.

                                                 Gary L. Fischer, Chairman
                                                 Millard (Mel) Phelps
                                                 Hau L. Lee, Ph.D.
                                                 Tay Thiam Song

                                                 October 24, 2005

STOCK PERFORMANCE GRAPH

        The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock from July 1 30, 2000 through July 2, 2005 with (ii) cumulative total shareholder return on
(a) the Standard and Poor 500 Index and (b) the Dow Jones US Semiconductors & Related Index. The comparison assumes an investment of $100 on June 30, 2000 and reinvestment of dividends, if any. THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH BELOW IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. (NOTE YOU NOW HAVE FIVE FULL YEARS OF HISTORY YOU CAN SWITCH OVER TO A YEARLY GRAPH FORMAT WITHOUT ANY EXPLANATION)


                 COMPARSION OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG PERICOM SEMICONDUCTOR COPORATION, THE S & P 500 INDEX
                   AND THE DOW JONES US SEMICONDUCTORS INDEX




                              [PERFORMANCE GRAPH]




                                                                   Cumulative Total Return
                                             -------------------------------------------------------------------
                                               7/1/00     6/30/01    6/29/02     6/28/03     6/26/04     7/2/05
PERICOM SEMICONDUCTOR CORPORATION              100.00       46.24      34.09       27.44       31.29      23.91
S & P 500                                      100.00       85.17      69.85       70.03       83.41      88.68
DOW JONES US SEMICONDUCTORS                    100.00       47.57      29.75       29.59       39.03      35.55

                              CERTAIN TRANSACTIONS

        In the fiscal year ended 1994, the Company, Alex Chi-Ming Hui, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, and Chi-Hung (John) Hui, Vice President, Technology and a director of the Company, and Dato' Kia Hong Tay and members of his immediate family, most of whom are principal shareholders of the Company, formed Pericom Technology, Inc., a British Virgin Islands corporation ("PTI") with principal offices in Shanghai, People's Republic of China. Initially, 18.4% of the outstanding voting stock of PTI was held by the Company and substantially all of the remaining 81.6% of the outstanding PTI voting stock was held by the foregoing directors, officers and principal shareholders of the Company. Alex Chi-Ming Hui and Chi-Hung (John) Hui are also directors of PTI, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTI. In fiscal 2001 an additional financing round of Series "C" Preferred Stock was completed and the Company now holds 45% of the outstanding voting stock of PTI and substantially all of the remaining 55% of such stock is held by the foregoing directors, officers and principal shareholders of the Company or their immediate family members. Pericom Semiconductor Corporation and PTI are parties to an agreement, dated as of March 17, 1995, which provides for cost reimbursement between the Company and PTI for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the year ended July 2, 2005, the Company (1) sold no services to PTI, and (2) purchased $383,000 in test and other manufacturing services from PTI. At July 2, 2005, $57,000 was owed to the Company by PTI for reimbursement of certain administrative expenses incurred by the Company on behalf of PTI and for advances made to PTI by the Company. See Note 6 of Notes to Financial Statements contained in the Company's 2005 Annual Report to Shareholders.

        In the fiscal year ended 1995, the Company and PTI entered into an international distributor agreement, pursuant to which PTI was appointed a non-exclusive distributor for certain Pericom products in the People's Republic of China. In September 2003, the Company and PTI entered into a sales agreement in which Pericom agreed to purchase and resell certain PTI products.

        In May 2003, the Company formed Pericom Taiwan, Ltd, a Taiwan Corporation ("PTL"), with principal offices in Taipei, Taiwan. Pericom Semiconductor Corporation owns 90.1% of the outstanding voting stock., the other 9.9% outstanding shares are owned by the employees of PTL of which Michael Chen, the Vice President, ASIC Engineering and General Manager, Pericom Taiwan, LTD owns less than 1% of the shares outstanding. Alex Chi-Ming Hui and Chi-Hung
(John) Hui are also directors of PTL, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTL. Pericom Semiconductor Corporation and PTL are parties to an agreement, which provides for cost reimbursement between the Company and PTL for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the year ended July 2, 2005, the Company (1) sold no services to PTL, and
(2) purchased approximately $441,000 in administrative and other engineering services from PTL. At July 2, 2005, approximately $26,000 was owed to PTL by the Company for reimbursement of certain administrative expenses incurred by PTL on behalf of the Company.

        The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and their affiliates, including transactions with PTI, will continue to be comparable to terms offered by unaffiliated third parties.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

        The following table sets forth certain information concerning the executive officers and directors of the Company and their respective ages as of July 2, 2005:

           NAME                      AGE                     POSITION(S)
           ----                      ---                     -----------

Alex Chi-Ming Hui                    48       Chief Executive Officer, President and Chairman
                                              of the Board of Directors
Chi-Hung (John) Hui, Ph.D.           50       Vice President, Technology and Director
Michael D. Craighead                 59       Vice President, Finance and Administration and
                                              Chief Financial Officer
Gerald V. Beemiller                  61       Vice President, Sales
Shujong (John) Cheng                 55       Vice President, Operations
Hau L. Lee, Ph.D. (1) (3)            52       Director
Millard (Mel) Phelps (1) (3)         77       Director
Murray A. Goldman, Ph.D. (2)         68       Director
Gary L. Fischer (1)                  54       Director

------------

(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Nominating Committee.

        Biographical information concerning directors, who are standing for re-election to the Board, is set forth in "Proposal No. 1 - Election of Directors" of this proxy statement. Set forth below is biographical information concerning the Company's executive officers who are not directors.

        MR. MICHAEL D. CRAIGHEAD has been Vice President, Finance and Administration and Chief Financial Officer of the Company since October 2000 and Assistant Secretary since October 2002. From July 1999 through October 2000 he was Corporate Controller of the Company. Previously, Mr. Craighead was Corporate Controller of GSS/Array Technology, Inc. from June 1998 to July 1999 and from November 1997 to June 1998 he was Corporate Controller of DSP Technology. Mr. Craighead was also Vice President, Finance and Administration and Chief Financial Officer of ComputerWare from April 1996 to November 1997 and was Vice President, Finance and Operations at Utah Scientific from September 1995 to April 1996. Previously, Mr. Craighead has held positions as Controller of Grass Valley Group from March 1989 through May 1996 and Vice President, Finance and Administration and Chief Financial Officer of Drexler Technology Corporation from June 1982 to March 1989. Mr. Craighead holds a BS degree in Accounting from San Jose State University.

        MR. GERALD V. BEEMILLER joined Pericom in December 2000 as Vice President of Worldwide Sales. From July 1997 to May 2000, Mr. Beemiller was employed by Sony Semiconductor Company of America originally as Vice President of Sales and later as Vice President of Sales and Marketing. Prior to Sony, he was the Founder, CEO and President of Infant Advantage, a medical device company (`89-'97). Prior to Infant Advantage, he was the Owner/Partner of I Squared, a semiconductor manufacturer's representative firm (`74-'89). Previously, he held engineering and sales positions at Motorola Semiconductor (`66-'73). Mr. Beemiller was educated at Arizona State University and holds a BS Degree in Mathematics.

        MR. SHUJONG (JOHN) CHENG joined Pericom in August 2001 as Vice President of Operations. From July 1999 to August 2001, Mr. Cheng was employed by Payton Technology, Inc. as Vice President of Operations. Prior to Payton, he was employed from March 1997 to July 1999 as Vice President of Global Product and Test Engineering by Kingston Technology. Previously, he was the President of Evergreen Testing Services from June 1995 to March 1997 and Director of Manufacturing for Hyundai Electronics, America from April 1994 to June1995. Mr. Cheng has also held product and test engineering management positions with ESS Technology ('93-'94), Cypress Semiconductor ('89-'93), IDT ('84-'89), and Atari ('81-'84). Mr. Cheng started his career with Fairchild Semiconductor in 1979. Mr. Cheng holds a BSEE from Tatung Institute of Technology, Taipei, Taiwan and a MSEE from Lamar University, Beaumont, Texas.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 20, 2005 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

                                                                           SHARES
                                                                        BENEFICIALLY
                      NAME OF BENEFICIAL OWNER                            OWNED (1)        PERCENT
                      ------------------------                            ---------        -------
Fidelity; FMR Corp. (2)                                                    3,450,997         13.1%
  82 Devonshire St.
  Boston, MA  02109
Wasatch Advisors, Inc. (3)                                                 2,635,416          10.0
  150 Social Hall Avenue,
  Salt Lake City, UT 84111
Wellington Management Company, LLP (4)                                     2,490,619          9.49
  75 State Street
  Boston, MA  02109
Alex Chi-Ming Hui (5)                                                      2,016,932           7.4
Kennedy Capital Management, Inc. (6)                                       1,630,639           6.2
  10829 Olive Blvd.
  St. Louis, MO  63141
Dimensional Fund Advisors (7)                                              1,386,842           5.3
 1299 Ocean Avenue, 11th Floor,
 Santa Monica, CA 90401
Chi-Hung (John) Hui (8)                                                    1,391,682           5.2
Tay Thiam Song (9)                                                           381,500           1.5
Gerald V. Beemiller (10)                                                     126,024             *
Michael D. Craighead (11)                                                    130,061             *
Shujong Cheng (12)                                                            90,578             *
Hau L. Lee (13)                                                               48,800             *
Millard Phelps (14)                                                           49,000             *
Murray A. Goldman (15)                                                        12,000             *
Gary L. Fischer (16)                                                          12,000             *
All executive officers and directors as a group (13 persons)(17)           4,678,736          17.8

---------

* Less than 1% of outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 20, 2005 are deemed outstanding. Percentage of beneficial ownership is based upon 26,257,233 shares of Common Stock outstanding as of October 20, 2005. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 3545 North First Street, San Jose, California 95134.
(2) Based on a Schedule 13G/A filed with the SEC on January 10, 2005, FMR Corp., a Delaware corporation, has no voting power with respect to shares of the Company's Common Stock and sole dispositive power with respect to 3,450,997 shares of the Company's Common Stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 3,450,997 shares of the Company's Common Stock as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,585,074 shares of the Company's Common Stock at December 31, 2004.
(3) Based on Schedule 13G and Schedule 13G/A filed with the SEC on February 14, 2005 and July 11, 2005, respectively, Wasatch Advisors, Inc., a Utah corporation, has sole voting power with respect to 2,635,416 shares of the Company's Common Stock and sole dispositive power with respect to 2,635,416 shares of the Company's Common Stock.
(4) Based on a Schedule 13G/A filed with the SEC on February 14, 2005, Wellington Management Company, LLP, a Massachusetts limited liability partnership ("WMC"), has shared voting power with respect to 1,583,919 shares of the Company's Common Stock and shared dispositive power with respect to 2,490,619 shares of the Company's Common Stock. These shares of Common Stock are beneficially owned by WMC in its capacity as investment adviser and such shares are owned of record by clients of WMC. As reported on the Schedule 13G, no such client of WMC is know to own more than five percent (5%) of the Company's Common Stock.
(5) Includes 1,056,355 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(6) Based on a Schedule 13G filed with the SEC on February 15, 2005, Kennedy Capital Management, Inc., a Missouri corporation, has sole voting power with respect to 1,565,351 shares of the Company's Common Stock and sole dispositive power with respect to 1,630,369 shares of the Company's Common Stock.
(7) Based on a Schedule 13G filed with the SEC on February 9, 2005, Dimensional Fund Advisors Inc., a Delaware corporation, has sole voting power with respect to 1,386,842 shares of the Company's Common Stock and sole dispositive power with respect to 1,386,842 shares of the Company's Common Stock.
(8) Includes 571,750 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(9) Includes 381,500 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(10) Includes 124,771 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(11) Includes 124,814 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(12) Includes 83,084 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(13) Includes 38,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(14) Includes 44,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(15) Includes 12,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(16) Includes 12,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.
(17) Includes 2,511,978 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2005.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and The NASDAQ Stock Market. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2005, its executive officers, directors and ten-percent shareholders complied with all Section6(a) filing requirements applicable to them, except that (i) each of Shujong Cheng, Tat Choi, Michael D. Craighead, Shau Min Chen, Gerald V. Beemiller, Chi Hung Hui,Tay Tham Song and Alex Chi Ming Hui filed one late Form 4 , each reporting one transaction and (ii) Kennedy Capital Management, Inc. was late in filing its 13G.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                                  BY ORDER OF THE BOARD OF
                                                  DIRECTORS

                                                  John Chi-Hung Hui, Ph.D.
                                                  Secretary
San Jose, California
Dated: October 24, 2005

                       PERICOM SEMICONDUCTOR CORPORATION

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on December 14, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pericom Semiconductor Corporation




                  [PRICM - PERICOM SEMICONDUCTOR CORPORATION]
      [FILE NAME: ZPRI32.ELX] [VERSION - (2)] [10/21/05] [orig. 10/18/05]

                                  DETACH HERE

                                     PROXY

              3545 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134

               ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 14, 2005
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Alex Chi-Ming Hui and John Chi-Hung Hui, Ph.D. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2005 Annual Meeting of Shareholders of Pericom Semiconductor Corporation to be held at the Company's premises, 3545 North First Street, San Jose, California 95134 at 3:00 p.m., California time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


-------------                                                      -------------
 SEE RESERVE                CONTINUED AND TO BE SIGNED ON           SEE RESERVE
    SIDE                      REVERSE SIDE SEE REVERSE                 SIDE
-------------                                                      -------------

PERICOM SEMICONDUCTOR
CORPORATION
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694












          [PRICM - PERICOM SEMICONDUCTOR CORPORATION] [FILE NAME: ZPRI31.ELX] [VERSION - (3)] [10/24/05] [orig. 10/18/05]
                                                         DETACH HERE ZPRI31


    Please mark
[X] votes as in
    this example.


                                                                                                                FOR  AGAINST ABSTAIN
1. To elect six directors of the Company to serve for the          2. To ratify and approve the appointment of
   ensuing year and until their successors are elected and            Deloitte & Touche LLP as the independent  [ ]    [ ]     [ ]
   qualified.                                                         auditors for the Company for the fiscal
   Nominees: (01) Alex Chi-Ming Hui, (02) Chi-Hung                    year ending July 1, 2006.
             (John) Hui, Ph.D.,  (03) Hau L. Lee, Ph.D.,
             (04) Millard (Mel) Phelps, (05) Murray A.             3. To transact such other business as may    [ ]    [ ]     [ ]
             Goldmon, Ph.D., (06) Gary L. Fischer                     properly come before the meeting.

                   FOR                      WITHHELD
                   ALL     [ ]        [ ]   FROM ALL
                NOMINEES                    NOMINEES

        [ ]______________________________________________
           For all nominee(s) except as written above              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]


                                                                   PLEASE VOTE, DATE AND SIGN. RETURN PROMPTLY IN THE ENCLOSED
                                                                   ENVELOPE.

                                                                   Please sign exactly as your name(s) appear(s) on the books of the
                                                                   Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in  which they sign, and where more than one name appears, a majority must sign.
                                                                   If a corporation, this signature should be that of an authorized officer who should state his or her title.


Signature: _________________________________  Date: ______________ Signature: _________________________________ Date: ______________